UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

_____________________________

UMH Properties, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	001-12690	22-1890929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Juniper Business Plaza, Suite 3-C 3499 Route 9 North Freehold, New Jersey (Address of principal executive offices)	07728 (Zip Code)

Registrant's telephone number, including area code:           (732) 577-9997

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On April 24, 2019, UMH Properties, Inc. (the “Company”, “we” or “our”) launched an underwritten follow-on offering of 2,000,000 shares of its 6.75% Series C Cumulative Redeemable Preferred Stock (the “Offering”). In connection with the Offering, the Company disclosed preliminary estimates of recent financial results for the quarter ended March 31, 2019 in a preliminary prospectus supplement. Such disclosure is excerpted below.

Preliminary Estimates of Recent Financial Results

Although our unaudited consolidated financial statements for the three months ended March 31, 2019 are not yet available, we estimate that our rental and related income for the three months ended March 31, 2019 totaled approximately $30.6 million as compared to $27.3 million for the three months ended March 31, 2018, an estimated increase of approximately 12%. We estimate that sales of manufactured homes for the three months ended March 31, 2019 totaled approximately $3.6 million as compared to $2.5 million for the three months ended March 31, 2018, an estimated increase of approximately 44%. In addition, we estimate that for the three months ended March 31, 2019, our same property occupancy, which includes communities owned and operated as of January 1, 2018, was approximately 83.1% as compared to 81.9% for the three months ended March 31, 2018, an estimated increase of approximately 120 basis points.  We estimate an increase in fair value of marketable securities of approximately $8.6 million for the three months ended March 31, 2019 as compared to a decrease in fair value of marketable securities of approximately $25.9 million for the three months ended March 31, 2018. We also estimate that dividend income was approximately $1.9 million for the three months ended March 31, 2019 as compared to $2.4 million for the three months ended March 31, 2018. We estimate that net income attributable to common shareholders for the three months ended March 31, 2019 was approximately $5.9 million, or $0.15 per diluted share, as compared to a net loss attributable to common shareholders of $27.2 million, or $0.76 per diluted share, for the three months ended March 31, 2018.

We also estimate that our normalized funds from operations attributable to common shareholders (“Normalized FFO”) for the three months ended March 31, 2019 totaled approximately $6.5 million, or $0.17 per diluted share, as compared to $6.3 million, or $0.18 per diluted share, for the three months ended March 31, 2018. Management believes that Normalized FFO is a useful indicator of our operating performance. Normalized FFO is used by industry analysts and investors as a supplemental operating performance measure of a real estate investment trust. We define Normalized FFO as net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, acquisition costs, costs of early extinguishment of debt, change in the fair value of marketable securities, costs associated with the Redemption of Preferred Stock, gains and losses realized on marketable securities investments and certain one-time charges, plus certain non-cash items such as real estate asset depreciation and amortization. Normalized FFO (i) does not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as an alternative to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) is not an alternative to cash flow as a measure of liquidity.

The following table shows the anticipated reconciliation of our estimated U.S. GAAP Net Income (Loss) to our estimated Normalized FFO for the three months ended March 31, 2019 and 2018:

	March 31,
	2019	2018
	(in millions)

Net income (loss) attributable to common shareholders	$5.9	$(27.2)
Depreciation expense	8.8	7.6
(Increase) decrease in fair value of marketable securities	(8.6)	25.9
Settlement of utility billing dispute over a prior 10-year period	0.4	-0-

Normalized FFO Attributable to Common Shareholders	$6.5	$6.3

The following table shows the estimated cash flows provided (used) by operating, investing and financing activities for the three months ended March 31, 2019 and 2018:

	March 31,
	2019	2018
	(in millions)

Operating Activities	$12.2	$10.3
Investing Activities	(14.7)	(17.5)
Financing Activities	3.7	11.2

Because our unaudited consolidated financial statements for the three months ended March 31, 2019 are not yet available, the preliminary financial information presented above reflects our preliminary estimates subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the quarterly review of our consolidated financial statements. We expect to complete our unaudited financial statements for the three months ended March 31, 2019 by May 2, 2019.  While we do not expect our actual results to differ materially from the preliminary financial information provided above, this information consists of estimates and is subject to the completion of financial closing procedures and adjustments. As a result, our preliminary estimates may differ from the actual results that will be reflected in our consolidated financial statements for the three months ended March 31, 2019 when they are completed and publicly disclosed.  Our expectations with respect to our results for the three months ended March 31, 2019 are based upon management estimates and are the responsibility of management. PKF LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance about them. These preliminary estimates are not necessarily indicative of any future period and should be read together with “Risk Factors,” “Information Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Selected Consolidated Financial Data,” and our financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 21, 2018.

Item 7.01 FD Disclosure.

On April 24, 2019, the Company issued a press release concerning the Offering. This press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated April 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2019	UMH PROPERTIES, INC.

	By:	/s/ Anna T. Chew
Name: Anna T. Chew
Title: Vice President, Chief Financial Officer and Treasurer

Exhibit Index

99.1	Press Release dated April 24, 2019.